                                                                  EXHIBIT 99.2.3

KEARNS-TRIBUNE LLC
Consolidated Financial Statements
For the year ended December 31, 2000

                               Kearns-Tribune LLC

                        Consolidated Financial Statements


                          Year ended December 31, 2000





                                    CONTENTS

Report of Independent Auditors...........................................................................1

Financial Statements

Consolidated Balance Sheet...............................................................................2
Consolidated Statement of Income.........................................................................4
Consolidated Statement of Member's Equity................................................................5
Consolidated Statement of Cash Flows.....................................................................6
Notes to Consolidated Financial Statements...............................................................7

                         Report of Independent Auditors

The Board of Directors
Kearns-Tribune LLC

We have audited the accompanying consolidated balance sheet of Kearns-Tribune LLC as of December 31, 2000, and the related statements of income, member's equity and cash flows for year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kearns-Tribune LLC at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.



March 2, 2001

                               Kearns-Tribune LLC

                           Consolidated Balance Sheet

                                December 31, 2000


ASSETS
Current assets:
   Cash and cash equivalents                            $   1,162,708
   Accounts receivable                                         14,741
   Receivables from related parties                           723,041
   Prepaid expenses                                           196,025
                                                        -------------
Total current assets                                        2,096,515

Property, plant and equipment:
   Land                                                     2,200,000
   Buildings and improvements                              10,823,956
   Machinery and equipment                                 33,686,086
   Furniture and fixtures                                     821,368
   Automobiles                                              3,807,317
                                                        -------------
                                                           51,338,727
Less accumulated depreciation                             (15,542,675)
                                                        -------------
Net property, plant and equipment                          35,796,052
Other assets:
   Investment in the Newspaper Agency Corporation,
     net                                                  202,416,482
   Equity investment in unconsolidated subsidiary           4,320,568
   Cash value of life insurance                             1,654,760
   Prepaid pension costs                                   10,605,347
   Note receivable--related party                             572,978
   Other assets                                                88,140
                                                        -------------
Total other assets                                        219,658,275
                                                        -------------
Total assets                                            $ 257,550,842
                                                        =============

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
   Trade accounts payable                                    $    356,912
   Accounts payable to related parties                            128,607
   Accrued employee compensation                                1,355,786
   Other accrued liabilities                                       25,197
   Current portion of long-term debt                              106,667
                                                             ------------
Total current liabilities                                       1,973,169

Long-term debt, less current portion                            1,280,000
Postretirement and postemployment benefit liability             1,101,134
Deferred compensation                                           1,421,468
                                                             ------------
Total liabilities                                               5,775,771
Member's equity:
   Member's interest, including net capital contributed
    by Parent                                                 237,191,481
   Retained earnings                                           14,583,590
                                                             ------------
Total member's equity                                         251,775,071
                                                             ------------
Total liabilities and member's equity                        $257,550,842
                                                             ============


See accompanying notes.

                               Kearns-Tribune LLC

                        Consolidated Statement of Income

                          Year ended December 31, 2000

Revenues                                               $ 1,057,309
Costs and expenses:
    Editorial costs                                      7,613,250
    General and administrative                           4,469,959
    Depreciation                                         6,098,385
    Other expense                                          490,592
                                                       -----------
Total costs and expenses                                18,672,186

Equity in earnings of the Newspaper Agency
  Corporation, net of amortization of $12,891,615       21,646,050
                                                       -----------
Income before income taxes                               4,031,173
Income tax expense                                       1,451,202
                                                       -----------
Net income                                             $ 2,579,971
                                                       ===========


See accompanying notes.

                               Kearns-Tribune LLC

                    Consolidated Statement of Member's Equity

                                December 31, 2000


                                         MEMBER'S            RETAINED
                                         INTEREST            EARNINGS
                                       -------------       -------------
Balance at January 1, 2000             $ 258,811,122       $  12,003,619
Net income                                        --           2,579,971
Net capital distributed to Parent        (21,619,641)                 --
                                       -------------       -------------
Balance at December 31, 2000           $ 237,191,481       $  14,583,590
                                       =============       =============


See accompanying notes.

                               Kearns-Tribune LLC

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2000


OPERATING ACTIVITIES
Net income                                                  $  2,579,971
Adjustments to reconcile net income to net cash
 provided by operating activities:
     Undistributed earnings of equity investments, net          (983,418)
     Depreciation                                              6,098,385
     Amortization                                             12,891,615
     Loss on sale of fixed assets                                353,009
     Changes in operating assets and liabilities:
       Trade accounts receivable                                 (50,348)
       Receivable from related parties                           443,338
       Prepaid expenses                                         (146,586)
       Trade accounts payable and accrued liabilities            432,777
       Pension asset and liability                            (2,702,952)
       Deferred compensation                                    (152,808)
                                                            ------------
Net cash provided by operating activities                     18,762,983

INVESTING ACTIVITIES
Capital expenditures                                          (1,983,108)
Proceeds from disposition of property, plant and
  equipment                                                       33,152
                                                            ------------
Net cash used in investing activities                         (1,949,956)

FINANCING ACTIVITIES
Reduction of long-term debt                                     (106,667)
Capital contributions and distributions, net                 (21,619,641)
                                                            ------------
Net cash used in financing activities                        (21,726,308)
Net decrease in cash and cash equivalents                     (4,913,281)
Cash and cash equivalents at beginning of year                 6,075,989
                                                            ------------
Cash and cash equivalents at end of year                    $  1,162,708
                                                            ============


 See accompanying notes.

                               Kearns-Tribune LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2000


1. ORGANIZATION AND BUSINESS

Kearns-Tribune LLC (the "Company") publishes The Salt Lake Tribune, a daily newspaper through the Newspaper Agency Corporation (the "NAC"), which is operated under the terms of a joint operating agreement ("JOA"). The Company and the Deseret News Publishing Company each own a 50% interest in the NAC. While the Company owns a 50% interest in the NAC, the net income of the NAC is distributed 58% to the Company and 42% to the Deseret News Publishing Company. The Company also has a wholly owned subsidiary, Nimitz Paper Company, which owns 6% of the common stock of the Ponderay Paper Company.

On January 2, 2001, AT&T Broadband (the "Parent"), negotiated the sale of the Company, and its 50% interest in the NAC, to MediaNews Group, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements include the accounts of the Company and its wholly owned subsidiary, Nimitz Paper Company. All intercompany accounts and transactions have been eliminated in the consolidation.

JOINT OPERATING AGENCY INVESTMENT

The Company accounts for its 50% common stock ownership of the NAC under the equity method. Accordingly, the Company records its portion of the earnings generated by the operations of the NAC as equity in earnings of the NAC (see
Note 3). Equity in earnings of the NAC includes the amortization of intangibles created by the original purchase by the Parent of the Company and its NAC investment. The intangibles resulting from this original purchase have not been pushed down to the NAC.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, which are primarily used by the NAC in the publishing of the newspapers, have not been contributed to the JOA, but are owned as joint tenants in common with the Deseret News Publishing Company. These assets have been recorded at the estimated fair market value at the date of acquisition, or cost. Plant and equipment are depreciated using the straight-line method over the useful lives of individual assets, which range from three to fifteen years.

                               Kearns-Tribune LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets relating to the original purchase by the Parent of the Company and its NAC investment are recorded as part of the investment in the NAC at their estimated fair values as of the date of acquisition. The excess of cost over fair value of net assets acquired is being amortized using the straight-line method over a period of 25 years. The advertiser list is being amortized using the straight-line method over a period of 11 years. Other identifiable intangible assets include subscriber lists and assembled workforces, and are being amortized using the straight-line method over periods that range from three to twenty-five years. The amortization of these intangibles is being recognized as part of the equity in earnings of the NAC in the statement of income.

TRANSACTIONS WITH PARENT

The Company accounts for intercompany transactions with its Parent company through contributed capital. During 2000, the Company made net capital distributions to its Parent in the amount of $21,619,641. These distributions were partially offset by cash contributions from the Parent as well as certain expenses of the Company such as payroll costs, taxes, etc. paid on its behalf by the Parent.

INCOME TAXES

For the year ended December 31, 2000, the Company's income taxes were included in its Parent's consolidated tax return. The Company has recorded a current income tax provision on a pro forma basis, as if it was a stand-alone entity, using a federal income tax rate of 32% and a state income tax of 4%. As previously discussed, the Company has recorded the current taxes payable through contributed capital.

ADVERTISING COSTS

The Company expenses all advertising costs as incurred. Advertising costs were $868,710 in 2000.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with original maturities to the Company of three months or less to be cash equivalents.

                               Kearns-Tribune LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. Actual results could differ from the estimates.

3. JOINT OPERATING AGREEMENT

In August 1952 (amended and restated on June 1, 1982 and January 2, 2001), the Company entered into a joint operating agreement with the Deseret News Publishing Company ("DNPC") and formed the NAC to manage, print, circulate, distribute, and handle the advertising for The Salt Lake Tribune and The Deseret News. The Company and DNPC (the "Principals") individually or as joint tenants in common own all of the buildings, machinery and equipment used in the operations of the NAC. In addition, under the agreement, the NAC, acting upon approval from the Principals, may procure equipment that is deemed necessary or advisable for the efficient publication of the newspapers. The NAC bills the Principals, at cost, for such equipment purchases and other direct charges. The JOA agreement, as amended and restated, expires December 31, 2012, with renewal options beyond that date.

The Principals also maintain separate control and direction of their editorial and news departments and advertising policies of their respective newspapers.

In 1997, AT&T Broadband acquired the Company and as a result certain intangibles were created related to the purchase that have been "pushed down" to the financial statements of the Company, including goodwill, and subscriber lists and assembled workforces. These intangibles almost exclusively relate to the assets and operations originally contributed to the NAC and, as a result, have been combined for financial reporting purposes with the Company's equity investment in the NAC, net of related accumulated amortization of $45.6 million.

                               Kearns-Tribune LLC

3. JOINT OPERATING AGREEMENT (CONTINUED)

SUMMARIZED FINANCIAL INFORMATION OF THE NEWSPAPER AGENCY CORPORATION

The following is summarized balance sheet and statement of income information for the NAC as of and for the year ended December 31, 2000 (in thousands):

Assets:
  Current assets                           $ 27,428
  Noncurrent assets                          15,449
                                           --------
Total assets                               $ 42,877
                                           ========
Liabilities and member's equity:
  Current liabilities                      $  7,595
  Noncurrent liabilities                     16,259
  Member's equity                            19,023
                                           --------
Total liabilities and member's equity      $ 42,877
                                           ========
Statement of income data:
  Total revenues                           $132,798
                                           ========
  Total operating costs                    $ 73,251
                                           ========
  Earnings from operations                 $ 59,547
                                           ========
  Net earnings                             $  1,363
                                           ========

Since the Company owns 50% of the NAC and accounts for the investment under the equity method, the effects of the acquisition of the Company, and its NAC investment, by the Parent have not been pushed down to the NAC level.

4.  RELATED-PARTY TRANSACTIONS

Transactions between the Company and the NAC are summarized as follows:

                            2000
                          --------
Current receivables       $252,139
                          ========
Current payables          $ 83,924
                          ========
Newsprint sales, net      $190,816
                          ========
Rental income             $249,600
                          ========

                               Kearns-Tribune LLC

4.  RELATED-PARTY TRANSACTIONS (CONTINUED)

The Company has contracted with the Salt Lake Tribune Publishing Company (the "SLTPC") to provide management services to the Company through July 31, 2002. Key officers of the Company are employed by the SLTPC. Transactions with the SLTPC are summarized as follows:

                           2000
                         --------
Current receivables      $470,902
Current payables           44,683
Management fees           301,433

In connection with the original purchase by the Parent of the Company, Silver King Group LLC ("SKG"), a company owned by the Gallivan family (a related party to the Company), entered into an agreement with the Company to purchase assets consisting primarily of land, oil and gas royalties, and patents for $10.87 million. On November 30, 1997, such purchase was consummated and SKG paid the Company $9.5 million of the $10.87 million purchase price in cash and the remainder of such purchase price in the form of a non-interest bearing promissory note. As of December 31, 2000, $572,978 of such note remains outstanding.

5. EQUITY INVESTMENT

The Company, through its wholly owned subsidiary, the Nimitz Paper Company, owns a 6% interest in the Ponderay Paper Mill. The Company accounts for this investment under the equity method. The Company's equity loss in this unconsolidated subsidiary was $56,700 for the year ended December 31, 2000. Separate financial results for this unconsolidated subsidiary were not significant to the financial position or operations of the Company.

6. LONG-TERM DEBT

In February 1986, the Company entered into a long-term debt agreement with two former shareholders. The Company is required to make quarterly payments of $26,667, plus interest through 2013 under the terms of the agreement. As a result, annual principal payments in the amount of $106,667 are due for the years ended December 31, 2001 through 2005, with a cumulative amount of $853,332 due for the years thereafter. The interest rate as of December 31, 2000 was 5.67%, and is adjusted annually based on the effective yield of the current one-year U.S. Treasury Bill.


Cash paid for interest in 2000 was $78,107. Interest expense in 2000 was $80,884.

                               Kearns-Tribune LLC

7.  EMPLOYEE BENEFIT PLANS

Pension Plan

The Company has a noncontributory defined benefit pension plan covering substantially all employees with service in excess of one year. Benefits are provided upon retirement, disability, death or termination of employment. Benefits are payable in monthly installments, in an amount determined as a percentage of compensation. The Company makes contributions in amounts determined by the Board of Directors based on minimum and maximum funding levels recommended by the plan's actuaries.

The following table sets forth the plan's benefit obligations, fair value of plan assets, and funded status at December 31, 2000:

Benefit obligation at beginning of year             $  4,253,259
Interest cost                                            317,464
Benefits paid                                           (313,895)
                                                    ------------
Benefit obligation at end of year                   $  4,256,828
                                                    ============
Fair value of plan assets at beginning of year      $ 14,777,540
Actual return on plan assets                            (320,248)
Benefits paid                                           (313,895)
                                                    ------------
Fair value of plan assets at end of year            $ 14,143,397
                                                    ============
Funded status of plan                               $  9,886,569
Unrecognized net gain                                 (2,571,362)
Unrecognized net transition asset                       (564,021)
                                                    ------------
Prepaid benefit cost                                $  6,751,186
                                                    ============
Weighted average assumption:
    Discount rate                                            7.7%
    Rate of compensation increase                            9.0%

                               Kearns-Tribune LLC

7.  EMPLOYEE BENEFIT PLANS (CONTINUED)

The components of the Company's net benefit cost associated with its defined benefit retirement plan, at December 31, 2000 are as follows:

Interest cost                     $   317,464
Actual return on assets               320,248
Net gain recognition                 (155,983)
Transition asset recognition         (112,803)
Deferred investment loss           (1,636,101)
                                  -----------
Net benefit income                $(1,267,175)
                                  ===========

Postretirement Health Plan

In addition to the Company's defined benefit pension plan, the Company sponsors a health care plan that provides postretirement medical benefits to full-time employees who meet minimum age service requirements. The postretirement plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The Company's current funding policy is to fund the postretirement plan when the benefits are paid.

The following table sets forth the plan's benefit obligations, fair value of plan assets, and funded status at December 31, 2000:

Benefit obligation at beginning of year             $   716,853
Service cost                                              7,882
Interest cost                                            53,558
Benefits paid                                           (67,324)
                                                    -----------
Benefit obligation at end of year                   $   710,969
                                                    ===========

Fair value of plan assets at beginning of year      $        --
Employer contributions                                   67,324
Benefits paid                                           (67,324)
                                                    -----------
Fair value of plan assets at end of year            $        --
                                                    ===========

Funded status of plan                               $  (710,969)
Unrecognized actuarial gain                            (390,165)
                                                    -----------
Accrued postretirement cost                         $(1,101,134)
                                                    ===========
Weighted average discount rate                             7.75%

                               Kearns-Tribune LLC

7.  EMPLOYEE BENEFIT PLANS (CONTINUED)

For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2000 and assumed to grade to 6.75% in 2002 and remain constant thereafter. The components of Company's net benefit cost associated with its postretirement health plan at December 31, 2000 is as follows:

Service cost          $  7,882
Interest cost           53,558
Actuarial gain         (27,128)
                      --------
Net benefit cost      $ 34,312
                      ========

An increase or decrease of 1.0% in the health care cost trend rate would not have a material effect on the service and interest cost, or the accumulated postretirement benefit obligation as of and for the period ended December 31, 2000.